Exhibit 10.3

STOCK PURCHASE AGREEMENT

THE STOCK PURCHASE AGREEMENT (“Agreement”) is made and entered into in duplicate this 28th day of February, 2017, by and between Sean Clarke, a resident of Orange County, California (“Seller”) and the Kircher Family Foundation (“Purchaser”).

A. The Seller owns and desires to sell certain shares of common stock NuLife Sciences Inc., a Nevada corporation (the “Company”).

B. The Purchaser desires to purchase shares of common stock of the Company from the Seller, on the terms and subject to the conditions specified in this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

1.	Purchase of Shares.

On the terms and subject to all of the conditions specified by the provisions of this Agreement and upon the performance by each of the parties of their respective obligations created by the provisions of this Agreement, the Seller hereby forever and irrevocably sells, assigns, transfers, surrenders, conveys, delivers and sets over to the Purchaser, and Purchaser hereby purchases the Shares from the Seller, One Hundred Thousand (100,000) shares of the Company (the “Shares”).

2.	Consideration.

As the consideration for the Seller's surrender and sale, and the Purchaser’s purchase, of the Shares, the Purchaser shall pay and deliver to One Thousand Dollars ($1,000.00).

3.	Seller's Representations, Warranties and Covenants.

The Seller represents and warrants to the Purchaser and covenants with the Purchaser the following, the truth and accuracy of each of which shall constitute a condition precedent to the obligations of the Purchaser pursuant hereto:

3.1       Validity of Agreement. This Agreement is valid and obligates the Seller. The Seller has full and complete power and authority to sell the Shares, as contemplated by the provisions of this Agreement.

3.2       Share Ownership. The Seller is the owner, free and clear of any encumbrances, of the Shares. The Seller has full and complete right and authority to transfer, sell, surrender, assign and convey the Shares to the Purchaser. The Shares may be subject to the restrictions embodied in Rule 144.

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3.3       Brokerage and Finder's Fees. The Seller has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transaction contemplated by the provisions of this Agreement.

3.4       Voluntary Nature of Transaction. The sale by the Seller to the Purchaser of the Shares is made freely and voluntarily by the Seller. The Seller, in selling the Shares to the Purchaser, is not acting under duress, menace, threat or undue influence.

4.                  Purchaser’s Representations and Warranties.

The Purchaser represents and warrants to the Seller and covenants with the Seller the following, the truth and accuracy of each of which shall constitute a condition precedent to the obligations of the Seller pursuant hereto:

4.1       Brokerage and Finder's Fees. Purchaser has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transaction contemplated by the provisions of this Agreement.

4.2       Voluntary Nature of Transaction. Purchaser acknowledges that the purchase of the Shares contemplated by this Agreement is not being made under duress, menace, threat or undue influence.

4.3       Authority. The Buyer has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Buyer does not and will not violate any provision of any law, regulation or order, or result in the breach of, or constitute a default under, any material agreement or instrument to which any Buyer is a party or by which the Buyer may be bound or affected; and,

4.4       No Solicitation. The Buyer's purchase of the Shares hereunder has not been solicited by means of general solicitation or by advertisement; and,

4.5       Private Transaction. Buyer understand that the sale of Shares is not being registered on the basis that this purchase and sale is exempt from registration under applicable securities rules and regulations, including but not limited to the US Securities Act of 1933, as amended (the “Act”), and other applicable US and foreign state and federal rules and regulations. Further, Purchaser is acquiring the Shares for its own account and investment purposes and not as a nominee and not with a view to the distribution thereof. Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Act, or an exemption from such registration is available; and,

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4.6       Suitability. By reason of its business or financial experience, or that of its professional advisors, Purchaser has the capacity to protect its interests in connection with the purchase of securities contemplated by this Agreement and it has the ability to bear the economic risk (including the risk of total loss) of its investment. Further, Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Act, as presently in effect. Further, Purchaser represents that, by virtue of its respective economic bargaining power or otherwise, it has had access to or have been furnished with, prior to or concurrently with Closing, the same kind of information that would be available in a registration statement under the Act should registration of the Shares issued pursuant to this Agreement have been necessary, and it has had the opportunity to ask questions of and receive answers from Seller officers and directors, or parties acting on their behalf, concerning the business of Seller and that Purchaser has had the opportunity to obtain any additional information, to the extent that Seller possesses such information or can acquire it without unreasonable expense or effort, necessary to verify the accuracy of information obtained or furnished by Seller and the Company’s financial condition; and,.

4.7       Entity not Formed For This Transaction. Buyer affirms that it is a not an entity not formed not solely for the purpose of acquiring the Shares; and,

4.8       Buyers Due Diligence. Buyer acknowledge that it has conducted, or has been afforded the opportunity to conduct an investigation of the Company and has been offered the opportunity to ask representatives of the Company questions about the Company’s financial condition and proposed business, and that Buyer has obtained such available information as Buyer has requested, to the extent Buyer have deemed necessary, to permit it to fully evaluate the merits and risks of an investment in the Shares. Buyer is satisfied as to all inquiries that Buyer has concerning the Company and its business activities, and the purchase of the Shares; and,

4.9       No Regulatory Review. Buyer understand that no US or foreign federal or state agency has made any finding or determination as to the fairness of the terms of an investment in the Shares, or any recommendation for or endorsement of the Shares being purchased pursuant to this Agreement; and,

4.10       Buyers Right To Terminate Upon Purchasers Default.. Buyer acknowledges that Seller, in his sole discretion, shall have the right to terminate this Agreement at any time, in whole or in part, if any Buyer is in default under any of the terms hereof prior to Closing.

5.                  Entire Agreement

This Agreement constitutes the complete understanding between the parties hereto with respect to the subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each party. This Agreement supersedes and terminates any and all prior agreements or understandings between the parties regarding the subject matter hereof.

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6.                  Governmental Rules and Regulations. The purchase of the Shares is subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of that purchase.

7.                  Severability. In the event any part of this Agreement, for any reason, is declared to be invalid, such decision shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties to this Agreement that they would have executed the remaining portion of this Agreement without including any such part, parts, or portion which, for any reason, may be hereafter declared invalid.

8.                  Further Assurance. Each party to this Agreement hereby agrees to take any and all action necessary or appropriate to execute and discharge its responsibilities and obligations created pursuant to the provisions of this Agreement and to further effectuate and carry out the intents and purposes of this Agreement and the transactions contemplated hereby.

9.                  Notices. All notices and other communications hereunder shall be in writing and shall be sent by prepaid first class mail to the parties at the following addresses, as amended by the parties with written notice to the other:

If To Seller:

Sean Clarke

225 Avenida Monterey, Unit D

San Clemente, CA 92672

Tel: 949-973-0684

Email: jackson.sean101@yahoo.com

If to Purchaser:

Kircher Family Foundation

6000 Greystone Place

Granite Bay, CA 95746

Tel: 916-770-8189

Email: stevekircher14@gmail.com

10.              Execution in Counterparts. This Agreement may be executed in several counterparts and, when so executed, it shall constitute one agreement binding all parties to this Agreement, notwithstanding that all parties to this Agreement are not signatory to the original and same counterpart.

11.              Venue and Jurisdiction. Any dispute regarding the terms and provisions of this Agreement shall be litigated in the appropriate court located in Orange County, California. All parties hereto specifically waive any challenge to jurisdiction.

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IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement effective the date first above written.

(“Seller”)

Sean Clarke

_____________________________________

.

“Purchaser”

Kircher Family Foundation

By: ______________________________

Name:

Title:

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